UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2010

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2010, the Board of Directors (the “Board”) of Career Education Corporation (the “Registrant”) approved the Sixth Amended and Restated By-Laws of the Registrant (the “Amended By-Laws”) effective May 19, 2010. The Board also approved changes to the Registrant’s Corporate Governance Guidelines.

The amendments to the By-laws:

(a)	clarify that stockholders must meet the requirements and follow the notice procedures set forth in the Amended By-Laws to nominate a person for election to the Board or to propose business to be brought at an annual meeting;

(b)	revise the acceptable time period for stockholder nominations and proposals to be not less than 90 days and not more than 120 days prior to the first anniversary of the prior year’s annual meeting and establish requirements for timely delivery of stockholder nominations and proposals in the event the annual meeting is convened more than 30 days before or after the first anniversary of the prior year’s annual meeting;

(c)	require a proposing stockholder to also disclose swaps and other derivative positions or similar arrangements with respect to such stockholder or any affiliates or associates of such stockholder and, if such stockholder is nominating a person for election to the Board, with respect to the director nominee or any affiliates or associates of such director nominee;

(d)	allow the Board to set separate dates for notice of a meeting of stockholders and for voting at such meeting, as now allowed by the Delaware General Corporation Law;

(e)	authorize the presiding officer, as well as stockholders, to adjourn stockholder meetings whether or not a quorum is present and clarify the circumstances under which the Registrant is required to provide notice of an adjourned meeting;

(f)	clarify that once a quorum is achieved, the quorum is not broken by vote withdrawals that leave less than a quorum;

(g)	allow a different voting standard than the majority voting standard in instances where NASD rules or the Certificate of Incorporation of the Registrant allow a different standard;

(h)	remove the director resignation provision of the bylaws requiring incumbent directors to offer their resignation to the Board if not re-elected by a majority vote;

(i)	clarify that (1) plurality voting applies to contested director elections if the stockholder nomination has not been withdrawn on or before the tenth day before the Registrant first mails the notice of annual meeting to stockholders and (2) in plurality voting, stockholders will not be permitted to vote against a nominee; and

(j)	provide that a quorum of the Board consists of a majority of the then duly elected directors so long as such majority is not less than one-third of the total number of authorized directorships (including vacancies and new directors).

The changes to the Corporate Governance Guidelines provide that (i) the Board obtain an advance irrevocable resignation letter from all nominees for director that is automatically effective if the nominee fails to receive a majority vote, (ii) the Board will not re-nominate a nominee director for re-election if the director does not provide the resignation letter, and (iii) if an incumbent director fails to receive the required vote for re-election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the resignation and will submit their recommendation to the Board for prompt consideration.

The foregoing description of the Amended By-Laws is qualified in its entirety by reference to the provisions of the Amended By-Laws, which are attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibits
3.1	Sixth Amended and Restated By-Laws of Career Education Corporation (Amended and Restated effective as of May 19, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Michael J. Graham
Michael J. Graham
Executive Vice President, and Chief Financial Officer

Dated : May 20, 2010

Exhibit Index

Exhibit Number	Description of Exhibits

3.1	Sixth Amended and Restated By-Laws of Career Education Corporation (Amended and Restated effective as of May 19, 2010)

5